CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT ANAPTYSBIO, INC. TREATS AS PRIVATE OR CONFIDENTIAL. EXECUTION COPY 1 LICENSE AGREEMENT THIS LICENSE AGREEMENT (this “Agreement”) dated as of November 24, 2023 (the “Effective Date”), is entered into between ANAPTYSBIO, INC., a Delaware corporation (“AnaptysBio”), having a place of business at 10770 Wateridge Circle, Suite 210, San Diego, California 92121, and CENTESSA PHARMACEUTICALS (UK) LIMITED, a company incorporated in accordance with the laws of England and Wales (“Centessa”), having a place of business at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. Centessa and AnaptysBio are sometimes referenced to herein individually as a “Party” and together as the “Parties”. WHEREAS, Centessa owns or has rights in the Compounds (as defined below); WHEREAS, AnaptysBio desires to obtain an exclusive license under Centessa’s rights to the Compounds in the Territory (as defined below) on the terms and conditions set forth below. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows: 1. DEFINITIONS For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below: 1.1 “aBLA” has the meaning set forth in Section 10.3. 1.2 “Abandonment” means that (i) prior to [***], none of AnaptysBio, its Affiliates or any Sublicensee has initiated or conducted (or caused to be initiated or conducted) any Development or Manufacturing activity during a continuous period of twenty-four (24) months (which period shall be tolled for the duration of any Force Majeure Event, for periods of delay due to Manufacturing or supply issues and for periods during which AnaptysBio, any of its Affiliates or any Sublicensee is waiting for a response from the FDA or other Regulatory Authority), or (ii) AnaptysBio has undergone a Change of Control transaction during the Term and the Acquirer in connection with such Change of Control, after the closing date of such transaction, has publicly declared its intention to cease Development of all Compounds and Products. In such event of Abandonment, AnaptysBio agrees to notify Centessa promptly in writing. 1.3 “Acquiree” has the meaning set forth in Section 3.5.3. 1.4 “Adverse Ruling” has the meaning set forth in Section 11.3. 1.5 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this Section 1.5 and Section 1.24, a Person shall be regarded as in control of another Person if it owns, directly or indirectly, more than fifty percent (50%) of the voting stock or other ownership

2 interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. 1.6 “Agreement” has the meaning set forth in the preamble. 1.7 “AnaptysBio” has the meaning set forth in the preamble. 1.8 “AnaptysBio Indemnitee” has the meaning set forth in Section 12.2. 1.9 “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.), the Organization for Economic Co-operation and Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws. 1.10 “Applicable Law” means any and all laws, statutes, code, ordinances, regulations, rules, guidelines, injunctions, judgments, orders, writs, stipulations, awards, arbitration awards, decrees, constitutions, treaties and other pronouncements having the effect of law, in each case, enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to a Party or such Party’s business, properties or assets, including, as applicable, Healthcare Laws, Anti-Corruption Laws, Trade Laws, Bayh-Dole Act, and GLP, GCP and GMP. 1.11 “Bankruptcy Code” has the meaning set forth in Section 3.6. 1.12 “Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401. 1.13 “BLA” means a Biologics License Application as defined in the FFDCA, (as more fully described in U.S. 21 C.F.R. Part 601.20 or its successor regulation) and all amendments and supplements thereto submitted to the FDA, or any successor application thereto in the U.S. or a comparable application or submission filed with a Regulatory Authority outside the U.S., including, with respect to the European Union, an MAA filed with the European Medicines Agency (“EMA”) pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure; or with respect to a pharmaceutical product for which the FDA has approved a BLA, an application to supplement or amend such BLA to expand the approved label for such pharmaceutical product to include use of such pharmaceutical product for an additional indication. 1.14 “Breaching Party” has the meaning set forth in Section 11.3. 1.15 “Business Day” means any day, other than: any Saturday, any Sunday or any day that banks are authorized or required to be closed in Boston, Massachusetts or London, UK. 1.16 “Capella” means Capella Bioscience Ltd, a private company limited by shares incorporated in England with company number 09301325 with its registered office at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT. 1.17 “CBS004” is the compound described in Exhibit A.

3 1.18 “CBS008” is the compound described in Exhibit A. 1.19 “Centessa” has the meaning set forth in the preamble. 1.20 “Centessa CMOs” means CMOs engaged by Centessa or its Affiliates in connection with the Manufacture of any Compound or Product. 1.21 “Centessa Indemnitee” has the meaning set forth in Section 12.1. 1.22 “Centessa Out-License” means any agreement, whether in effect on the Effective Date or entered into thereafter during the Term, pursuant to which any of the Licensor Parties has granted or grants to any Third Party any license (or sublicense) of any Intellectual Property Rights Covering the Compound or Product anywhere in the Territory. For the avoidance of doubt, any liens and/or security interest in favor of Centessa’s Financial Lender shall be construed as a Centessa Out-License, and (ii) any non-exclusive licenses granted pursuant to a Product Agreement shall not be construed as a Centessa Out-License. 1.23 “Centessa’s Knowledge” means the actual knowledge of [***]. 1.24 “Change of Control” means, with respect to a Party, any of the following that occurs after the Effective Date: 1.24.1 any single Third Party “person” or “group” (as such terms are defined below) (a) is or becomes, through one or a series of transactions, the “beneficial owner” (as defined below), directly or indirectly, of the then-outstanding shares of common stock of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) representing more than fifty percent (50%) of the total then-outstanding common stock (or foreign equivalent thereof) (the “Outstanding Common Stock”), (b) is or becomes, through one or a series of transactions, the “beneficial owner”, directly or indirectly, of shares of securities, capital stock or other interests (including partnership interests) of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) then-outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Outstanding Voting Stock”) of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) representing more than fifty percent (50%) of the total voting power of all Outstanding Voting Stock of such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) or (c) has the power, directly or indirectly, to elect a majority of the members of the Party’s (or any direct or indirect parent entities or ultimate parent entities of such Party) board of directors (or similar governing body); or 1.24.2 such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) enters into a merger, consolidation or similar transaction with a Person (whether or not such Party (or any direct or indirect parent entity or ultimate parent entity of such Party) is the surviving entity) (a “Business Combination”), in each case, unless, immediately following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Stock of such Party (and the ultimate parent entity thereof) immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, (a) the then-outstanding shares of common stock (or foreign equivalent thereof) and (b) the combined voting power of the then-

4 outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such Business Combination (and the ultimate parent entity thereof); or 1.24.3 such Party (and its Affiliates) sells, exchanges or otherwise transfers to any Third Party, directly or indirectly (including through the transfer of shares (or other ownership interests) in Affiliates), in one or a series of transactions, the properties and assets representing all or substantially all of such Party’s total assets (together with all or substantially all of the properties and assets of its Affiliates). For the purpose of this definition of Change of Control, (i) “person” and “group” have the meanings given such terms under Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” The Third Parties referenced in Section 1.24.1 and 1.24.3 and the Person referenced in Section 1.24.2 shall each be referred to herein as, an “Acquirer”. 1.25 “Claim” has the meaning set forth in Section 12.1. 1.26 “Clinical Study” means any clinical trial in human subjects for which AnaptysBio, its Affiliate or a Sublicensee (or any party acting on behalf of or at the direction or approval of AnaptysBio, its Affiliate or a Sublicensee (including any assignees and/or successors)) is the sponsor that is prospectively designed to measure the safety or efficacy of a Product. 1.27 “CMC Data” means all Know-How, Data and materials relating to a Compound or Product concerning the substance properties, specifications, manufacturing, testing and quality control and includes all Know-How, Data and materials associated with the FDA’s guidances on Chemistry, Manufacturing and Controls (“CMC”) relevant to the Compounds or the Products. 1.28 “CMO” means a Third Party contract manufacturing organization. 1.29 “CRO” means a Third Party contract research organization. 1.30 “Combination Product” means (a) a Product comprising a formulation of a Compound and at least one Other Active Ingredient; or (b) a Product that is co-packaged with a product that contains or incorporates at least one Other Active Ingredient and is sold and invoiced as a single unit for a single price. 1.31 “Commercialize”, “Commercialization” and “Commercializing” means to import, promote, market, warehouse, distribute, sell, offer to sell, or educate healthcare providers and customers about, the Product, or have any of the foregoing done, and obtain pricing and reimbursement approval from both commercial and government payors, and interact with Regulatory Authorities in the Territory regarding any of the foregoing. 1.32 “Common Stock” means the common stock, par value $0.001 per share of AnaptysBio.

5 1.33 “Competing Activities” has the meaning set forth in Section 3.5.1. 1.34 “Competing Product” means [***] or any substance or product (including any fragment) that selectively binds to [***]. 1.35 “Competitive Infringement” has the meaning set forth in Section 10.3. 1.36 “Compound” means (a) CBS004, (b) CBS008, (c) any backup molecules in respect of CBS004 that has the same mechanism(s) of action(s) and/or pathway modulation of CBS004 and / or biological formulations comprising or containing an anti-BDCA-2 monoclonal antibody, including all dosages and formulations of the same, (d) any compound or molecule that has been Covered in a Scheduled Patent (as defined in Section 1.76), (e) any fragment, prodrug, conjugate, chimera, fusion, variant, mutant, subunit, multimer or metabolite of the compound or molecule set forth in clauses (a)-(d), and (f) any improvements or modifications to, or derivatives of, any of the foregoing (a) through (e). 1.37 “Composition of Matter Licensed Patents” means any Licensed Patent that contains a Valid Claim that Covers the composition of matter of a Compound, and specifically includes the Patents listed in Exhibit B. 1.38 “Confidential Information” has the meaning set forth in Section 9.1. 1.39 “Control” or “Controlled” means, with respect to any Patents, Know-How or other intellectual property rights, the possession by a Party or any of its Affiliates (whether by ownership, license, or otherwise, other than pursuant to this Agreement) of (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know- How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patents, intangible Know-How, or other intellectual property rights, the legal authority or right to assign, or grant a license, sublicense, access, authorization, or right to use (as applicable) to the other Party under, such Patents, intangible Know-How, or other intellectual property rights, on the terms set forth herein, in each case (clauses (a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such assignment, access, authorization, right to use, license, or sublicense. 1.40 “Cover” or “Covered” or “Covering” means, with respect to a Patent (or a Valid Claim of such Patent) and a composition of matter or process, that the Patent includes a Valid Claim (or that such Valid Claim is a patent claim) that would be infringed by the making, using, selling, offering for sale, or import of such composition of matter or the practice of such process, and with respect to Know-How and a composition of matter or process, the making or using such composition of matter or the practice of such process incorporates such Know-How. 1.41 “Data” means any and all results of research, preclinical and non-clinical studies, including in vitro, in vivo, and ex vivo studies, clinical trials and other testing of Compound or Product, and any and all other data generated by or on behalf of a Party (including any of its Affiliates or its Sublicensees, as applicable) related to the Development, registration, Manufacture, use or Commercialization of Compound or Product, including biological, chemical, pharmacological, toxicological, safety, pharmacokinetic, pharmacodynamic, clinical, CMC,

6 analytical, quality control, mechanical, software, electronic and other data, results and descriptions, including Product Data. 1.42 “Development” means activities relating to the pre-clinical and clinical development of Product including characterization, toxicology studies, formulation, microbiology, manufacturing development, process development, non-clinical and pre-clinical studies, clinical trials (including clinical trial design and statistical analyses), and regulatory activities (including preparation and submission of any Product Filings), whether pre- or post-Marketing Authorization, and any other research and development activities with respect to the Compound or Product, including Phase 4 Clinical Studies. “Develop” shall have a correlative meaning. 1.43 “Disclosing Party” has the meaning set forth in Section 9.1. 1.44 “Disputes” has the meaning set forth in Section 14.1. 1.45 “Distributor” means a Person who distributes, markets and/or sells Products in the Territory in circumstances where the Person purchases its requirements of Products from AnaptysBio or its Affiliates or Sublicensees or any Third-Party authorized by AnaptysBio or its Affiliates or Sublicensees pursuant to a written agreement but does not require a license under any intellectual property rights in or to such Product, other than a license to use any Product Trademark in connection with the distribution, marketing and/or sale of the Products. 1.46 “Divestment Transaction” means [***]. 1.47 “Effective Date” has the meaning set forth in the preamble. 1.48 “Exclusive License” has the meaning set forth in Section 3.1. 1.49 “Exploit” means with respect to a Compound or Product, to use, research, Develop, Manufacture, Commercialize, import, export, transport or otherwise make full use of such Compound or Product, or having any of the foregoing done, and “Exploitation” means the act of doing any of the foregoing. 1.50 “FDA” means the Food and Drug Administration of the United States, or the successor thereto. 1.51 “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto). 1.52 “Field” means all uses and all fields. 1.53 “Financial Lender” means, as of the Effective Date, [***], and during the Term, any other financial lender to Centessa in connection with a financing (including the granting of a security interest in or lien on Centessa’s rights under this Agreement and the Licensed Technology in connection with any financing and following an event of default under any such financing subject to AnaptysBio’s rights hereunder and thereunder).

7 1.54 “First Commercial Sale” means, with respect to a Product , the first invoice for such Product sold to a Third Party by AnaptysBio, its Affiliates or its or their Sublicensees in a country after receipt of all Marketing Authorizations for such Product in such country, provided that the following shall not constitute a First Commercial Sale of a Product: (a) any sale between or among AnaptysBio, its Affiliate or a Sublicensee of either of them for subsequent sale to a Third Party, (b) any use of a Product in Clinical Studies, non-clinical studies or other research or other Development activities, or (c) the disposal or transfer of Product as a free sample, including as applicable, for any compassionate use or as “named patient sales”. 1.55 “Force Majeure Event” has the meaning set forth in Article 13. 1.56 “Founder” means [***]. 1.57 “FTE Rate” means [***] per hour. 1.58 “GAAP” means U.S. generally accepted accounting principles, consistently applied. 1.59 “GCP” means current good clinical practices per international ethical and scientific quality standards established by the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”), as adopted by FDA, and regulations promulgated by FDA relating to designing, conducting, recording and reporting clinical trials that involve the participation of human subjects; in each case, as amended from time to time. 1.60 “Generic Product” means, with respect to a Product, any medicinal product that contains at least one active ingredient that is the same as an active ingredient contained in the Product and that: (a) is sold in the Territory by a Third Party that is not a Selling Party and did not purchase or acquire such product in a chain of distribution that included any Selling Party; or (b) has obtained Marketing Authorization from the applicable Regulatory Authority, under any then- existing Applicable Laws pertaining to approval of generic or biosimilar products, including without limitation, an approval by the FDA of an application for licensure of a biological product under 42 U.S.C. § 262(k), a new drug application pursuant to 21 U.S.C. 355(b)(2) or an Abbreviated New Drug Application (or successor application) pursuant to 21 U.S.C. 355(j), or any respective successor law, that (i) identified such Product as the reference listed drug, (ii) referred to or relied on (x) the Marketing Authorization for such Product held by Centessa, AnaptysBio or any of their respective Affiliates or (y) the data contained or incorporated by reference in such Marketing Authorization, or (iii) relied on the Regulatory Authority’s finding of safety or effectiveness for the Product; or (c) is otherwise recognized as a “substitution,” “biosimilar,” or “generic” product by the applicable Regulatory Authority. 1.61 “GLP” means current good laboratory practices as established by the FDA in 21 CFR Part 58 and as interpreted by relevant ICH guidelines, in each case, as amended from time to time. 1.62 “GLP Study” means any non-clinical in vivo study of a Compound or Product (a) that is intended to comply with GLP or (b) the results of which would be required to be reported to any Regulatory Authority.

8 1.63 “GMP” means current good manufacturing practices as established by the FDA as interpreted by relevant ICH guidelines; in each case, as amended from time to time. 1.64 “GMP Materials” means the quantity of CBS004 manufactured to GMP requirements and held within Centessa’s inventory and any related GMP placebo formulation(s) and materials in inventory, and as listed and more fully described in Exhibit A. 1.65 “Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body. 1.66 “Healthcare Laws” means any laws and implementing rules, regulations and guidance documents applicable to the Product, including but not limited to: (a) the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Prescription Drug Marketing Act of 1987 (21 U.S.C. §§ 331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335(a) et seq.), the U.S. Patent Act (35 U.S.C. § 1 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et. Seq.), the administrative False Claims Law (42 U.S.C. § 1320a- 7b(a)), the federal Civil Money Penalty law (42 U.S.C. § 1320a-7a), Exclusion law (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §1320d et seq., 42 U.S.C. § 300jj et seq.; 42 U.S.C. § 17901 et seq.), the Drug Supply Chain Security Act, the laws governing the Medicare Program (Title XVIII of the Social Security Act) including Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Medicaid Program (Title XIX of the Social Security Act) including the collection and reporting requirements and the processing of any applicable rebate, chargeback or adjustment thereunder and under any state supplemental rebate program and the 340B drug pricing program (42 U.S.C. § 256b), the Public Health Service Act (42 U.S.C. § 256b), and the Federal Supply Schedule (38 U.S.C. § 8126); (b) any state laws analogous to any of the foregoing; and (c) any implementing rules, regulations, and guidance documents under any of the laws described in the preceding clauses (a) and (b); in each case (clauses (a) through (c)), to the extent applicable to the Product. 1.67 “IND” means any Investigational New Drug application (including any amendment or supplement thereto) filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto or if applicable, a comparable application or submission filed with a Regulatory Authority outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the EU) (“CTA”). 1.68 “Indemnifying Party” has the meaning set forth in Section 12.3. 1.69 “Indemnified Party” has the meaning set forth in Section 12.3. 1.70 “Indirect Taxes” has the meaning set forth in Section 8.4. 1.71 “Infringement” has the meaning set forth in Section 10.3.

9 1.72 “Intellectual Property Rights” means all rights, title and interest in intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (i) all Patents, (ii) all domestic and foreign copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression to the extent protectable by applicable copyright Law, including literary works, all forms and types of computer software, pictorial and graphic works that are so protectable, (iii) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and other general intangibles of a like nature to the extent protectable by applicable trademark law, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof, (iv) all trade secrets and Know-How and (v) all other intellectual property rights throughout the world. 1.73 “Know-How” means any and all tangible and intangible (a) techniques, protocols, technologies, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, data (including biological, chemical, pharmacological, toxicological, safety, pharmacokinetic, clinical, CMC, analytical, quality control, imaging, observational, and other data), results of research, preclinical and non-clinical studies (including in vitro, in vivo, and ex vivo studies), clinical trials and other testing, software and algorithms, and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material; that, in each case, are not generally known or available to the public. 1.74 “License” has the meaning set forth in Section 3.1. 1.75 “Licensed Know-How” means all Know-How that is (a) Controlled by any of the Licensor Parties as of the Effective Date and (b) necessary or reasonably useful for the research, Development, registration, Manufacture, use, Commercialization or other Exploitation of the Product in the Field and has been used by or on behalf of the Licensor Parties for such purposes, and specifically includes all Data and Product Filings. 1.76 “Licensed Patents” means (a) any Patent that is Controlled by any of the Licensor Parties as of the Effective Date and is necessary or reasonably useful to Exploit the Compounds or Products in the Field in the Territory, (b) all Patents Controlled by any of the Licensor Parties as of the Effective Date that Cover Licensed Know-How, and (c) all patents listed in Exhibit B (the “Scheduled Patents”). 1.77 “Licensed Technology” means, collectively, the Licensed Patents and the Licensed Know-How. 1.78 “Licensor Party(ies)” means each of (a) Centessa and (b) Capella Bioscience Ltd. 1.79 “Losses” has the meaning set forth in Section 12.1. 1.80 “MAA” means a marketing authorization application or similar submission for approval or authorization to market a pharmaceutical product filed with the governing Regulatory Authority in any jurisdiction other than the U.S., including any application for a variation or amendment to any such application or submission filed with such governing Regulatory Authority.

10 1.81 “Make-Whole Payment” has the meaning set forth in Section 7.5. 1.82 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of the Compound or Product or any intermediate thereof prior to the delivery of the Compound or Product, including process development, process qualification and validation, scale-up, pre- clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, including release of the Compound or Product, and quality control. 1.83 “Manufacturing Technology Transfer” has the meaning set forth in Section 3.3.1. 1.84 “Marketing Authorization” means (a) approval of a BLA or an NDA by the FDA, or (b) approval of an MAA by the governing Regulatory Authority in any jurisdiction outside of the United States. 1.85 “Medical Affairs Activities” means the activities related to the dissemination of scientific information, intake and fulfilment of medical information requests, and field based medical science liaison activities with respect to the Product, including: (a) any associated activities of medical scientific liaisons and the provision of medical information services with respect thereto; (b) medical advisory board meetings; (c) conduct at scientific meetings; (d) publications, including publications related to Clinical Studies; (e) any health economics and outcomes research studies; (f) any “real-world” or registry studies; (g) any investigator initiated studies; and (h) non-clinical or microbiology studies that are not required by the FDA for maintaining Marketing Authorization of the Product. 1.86 “NDA” means: (a) a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the U.S. or a comparable application or submission filed with a Regulatory Authority outside the U.S. for the approval of any product for sale and marketing in any other country or group of countries; or (b) with respect to a pharmaceutical product for which the FDA has approved a New Drug Application, an application to supplement or amend such New Drug Application to expand the approved label for such pharmaceutical product to include use of such pharmaceutical product for an additional indication. 1.87 “Net Sales” means [***] 1.88 “Non-Breaching Party” has the meaning set forth in Section 11.3. 1.89 “Non-Covered Compound” has the meaning set forth in Section 1.36. 1.90 “Non-Disturbance Letter” means a letter in the form of the letter set forth in Exhibit F on the signing party’s letterhead, signed by an authorized representative of the signing party. 1.91 “Non-Exclusively Licensed Third Party IP” has the meaning set forth in Section 2.2.1(n).

11 1.92 “Orange Book” means the Approved Drug Products With Therapeutic Equivalence Evaluations as published by the FDA. 1.93 “Other Active Ingredient” means any active pharmaceutical ingredient other than a Compound. 1.94 “Party” or “Parties” has the meaning set forth in the preamble. 1.95 “Patent Certification” has the meaning set forth in Section 10.3. 1.96 “Payment Shares” has the meaning set forth in Section 7.6. 1.97 “Patents” means (a) all national, regional and international patents and patent applications filed in any country or jurisdiction, including without limitation provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from either of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates, patent term extensions and the like) of the foregoing patents or patent applications. 1.98 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein. 1.99 “Phase 2 Clinical Study” means a human clinical trial of a Compound or Product, the primary endpoint of which is a measure of efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended. 1.100 “Phase 3 Clinical Study” means a human clinical trial of a Compound or Product on a sufficient number of subjects in an indicated patient population that is designed to establish that a Compound or Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Marketing Authorization of such Compound or Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended. 1.101 “Phase 4 Clinical Study” means a post-marketing human clinical trial for a Compound or Product with respect to any indication as to which Regulatory Approval has been received or for a use that is the subject of an investigator-initiated study program.

12 1.102 “Post-Dispute Cure Period” has the meaning set forth in Section 11.3. 1.103 “Prior CDA” means that certain Mutual Non-Disclosure Agreement between AnaptysBio and Centessa Pharmaceuticals, Inc. (an Affiliate of Centessa) dated [***]. 1.104 “Product” means any product that is comprised of or contains a Compound, whether as a single agent or together with one or more Other Active Ingredient(s) (including a Combination Product), in all forms, current and future formulations, dosage forms and strengths, and delivery modes. 1.105 “Product Agreements” means the agreements relating to or having resulted in the discovery Development, Manufacture and/or Commercialization of any Compound or Product. 1.106 “Product Data” means (a) CMC Data, and (b) all regulatory Know-How, Data information and materials, relating to a Compound or Product, including without limitation electronic common technical document (eCTD) dossier, stability data, in vitro, in vivo, and ex vivo Product testing data and study data, data queries, data tables, reports and listings, case report forms, and trial master files generated during any pre-clinical or Clinical Study for Product, all final protocols and all final reports of any GLP Study or human clinical trials of Compound or Product in the Field conducted by or on behalf of Centessa or its Affiliates, and all non-clinical, microbiology, pharmacology, toxicology, pharmacokinetic and pharmacodynamic Data. 1.107 “Product Filings” means all applications in connection with Clinical Studies (including INDs), NDAs, BLAs, MAAs, Marketing Authorizations and Marketing Authorization Applications, Regulatory Approvals, establishment license applications, drug master files, applications for designation (including as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B))), applications for pricing approval, any Patent-related filings with any Regulatory Authority or other Governmental Authority (including Patent offices) such as those in connection with a patent term extension or supplementary protection certificate, confirmed meeting requests, meeting minutes and correspondence, and other filings with, and formal submissions to, Regulatory Authorities, all supplements and amendments to any of the foregoing, and all other similar counterparts of any of the foregoing in any country or region in the Territory, in each case, with respect to the development, manufacture, and marketing and sale of Compound or Product in any country or other jurisdiction. 1.108 “Product Trademark” has the meaning set forth in Section 10.5.1. 1.109 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent, the preparation, filing, prosecution and maintenance of such Patent (including conducting and defending any opposition proceedings, interference proceedings, reissue proceedings, reexaminations, post-grant proceedings, supplemental examinations, inter partes review proceedings, derivation proceedings, and other similar administrative proceedings), but for clarity excluding any enforcement action with respect thereto. 1.110 “Receiving Party” has the meaning set forth in Section 9.1.

13 1.111 “Regulatory Approval” means, with respect to a pharmaceutical product in a particular jurisdiction, all approvals or other permissions from the applicable Regulatory Authority in such jurisdiction necessary to develop, market and sell such product in such jurisdiction, including approvals of INDs, Marketing Authorizations, and pricing and reimbursement approvals if required for marketing or sale of such product in such jurisdiction. 1.112 “Regulatory Authority” means any Governmental Authority, including the FDA, that has authority over the development, manufacture or commercialization of pharmaceutical products in a given jurisdiction. 1.113 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than a Patent, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity. 1.114 “Regulatory Milestone Event” means first dosing of the first patient in a Phase 3 Clinical Study for a Product. 1.115 “Regulatory Milestone Payment” has the meaning set forth in Section 7.4. 1.116 “Remainder” has the meaning set forth in Section 10.3.3. 1.117 “Representatives” has the meaning set forth in Section 9.1. 1.118 “Royalty Floor” has the meaning set forth in Section 7.3.3(b). 1.119 “Royalty Term” means for each country, on a Product-by-Product basis, the period starting on the First Commercial Sale in such country and ending on the latest to occur of: (a) the expiration of the last-to-expire Valid Claim of the Licensed Patents Covering such Product in such country; (b) the expiration of any Regulatory Exclusivity for such Product in such country, and (c) ten (10) years from the date of such First Commercial Sale. 1.120 “SEC” has the meaning set forth in Section 9.5.2. 1.121 “Securities Act” means the Securities Act of 1933, as amended. 1.122 “Selling Party” has the meaning set forth in Section 1.87. 1.123 “Senior Executive” means [***]. 1.124 “Service Providers” means a Person retained by a Party, its Affiliate or Sublicensee, as applicable, to perform services on behalf of such Party, its Affiliate or Sublicensee, as applicable, including any CMOs and CROs. 1.125 “Single-Agent Product” means a Product containing a Compound as its sole active pharmaceutical ingredient.

14 1.126 “Sublicense” means a sublicense to a Third-Party under the License to Develop or Commercialize Product in the Field in the Territory. 1.127 “Sublicensee” means any Third Party other than a Distributor that has received a Sublicense, directly or indirectly through one or more tiers, from AnaptysBio or any of its Affiliates. 1.128 “Trade Laws” means any laws and implementing rules, regulations and guidance documents applicable to the importation and marking of finished Product, including but not limited to the Trade Agreements Act of 1979, as amended (19 U.S.C. § 2511 et seq.) and implementing regulations, including 19 C.F.R. §§ 177.21-31, and Customs 19 U.S.C. § 1481 and 19 U.S.C. § 1484. 1.129 “Term” has the meaning set forth in Section 11.1. 1.130 “Territory” means worldwide. 1.131 “Third Party” means any Person other than Centessa, AnaptysBio and their respective Affiliates. 1.132 “Third Party Licenses” has the meaning set forth in Section 7.3.3(a). 1.133 “Third Party Purchaser” has the meaning set forth in Section 2.4.4. 1.134 “Transferred Material” means any and all GMP or non-GMP inventory of Compounds and Products that are in the possession or control of Centessa or its Affiliates, and any back-up and comparison compounds relating thereto, any reagents that have been prepared for the purposes of conducting comparative pharmacology experiments relating to any Compound or Product, including without limitation, GMP Materials and the inventory of products listed in Exhibit A. 1.135 “U.S.” or “United States” means the United States of America. 1.136 “Upfront Divestment Revenue” means net upfront payments actually received by AnaptysBio from a counterparty in connection with a Divestment Transaction that are attributable to the License, provided that Upfront Divestment Revenues shall not include (a) any contingent payments, (b) amounts received as reimbursements of costs incurred by AnaptysBio related to the Prosecution and Maintenance of the Licensed Patents, or (c) any amounts received that are attributable to any tangible materials, e.g. API inventory. 1.137 “Upfront Payment” has the meaning set forth in Section 7.1. 1.138 “Upstream License” means any agreement that grants to any of the Licensor Parties any right or licence related to the Compounds, Products, Licensed Patents, or Licensed Know- How. For the avoidance of doubt, any non-exclusive licenses granted to the Licensor Parties pursuant to a Product Agreement shall not be construed as an Upstream License.

15 1.139 “Valid Claim” means, with respect to a particular country in the Territory, (a) a claim of any issued and unexpired patent within the Licensed Patents in the Territory that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application within the Licensed Patents that has been pending without issuance for a period not longer than [***] from the date of the earliest claimed priority, which claim has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided, for clarity, that if such claim is thereafter included in an issued patent meeting the requirements of the foregoing subclause (a), such claim shall be deemed a Valid Claim. 1.140 [***]. 2. REPRESENTATIONS AND WARRANTIES 2.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to, and covenants with, the other Party as of the Effective Date as follows: 2.1.1 Such Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or formed. 2.1.2 Such Party (a) has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (b) is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and (c) has the full right, power and authority to grant all of the licenses and rights granted to the other Party under this Agreement. 2.1.3 This Agreement is legally binding upon such Party and enforceable against such Party in accordance with its terms. 2.1.4 All necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party for the valid execution, delivery or performance of this Agreement by such Party have been obtained, excluding Regulatory Approvals necessary for Development, Commercialization or commercial Manufacture of the Compound or any Product. 2.1.5 The execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder: (a) do not conflict with or violate any requirement of Applicable Law; and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party. 2.2 Centessa Representations and Warranties. 2.2.1 Centessa hereby represents, warrants and covenants to, and covenants with, AnaptysBio as of the Effective Date as follows:

16 (a) All Licensed Technology (other than the Non-Exclusively Licensed Third Party IP) is owned by Centessa, and was as of the date of Capella’s acquisition by Centessa owned by Capella, free and clear of all liens (save lien and/or security interest in favor of its Financial Lender) or other exceptions to title that restrict exclusive use or licensing by Centessa of the Licensed Technology or require Centessa to make any payment or give anything of value as a condition to use in any way of the Licensed Technology. Exhibit C sets forth a complete and accurate list of all liens and/or security interests with respect to Licensed Technology. (b) Centessa has the right and authority to grant the rights and licenses granted to AnaptysBio hereunder, and, except as set forth in Schedule 2.2.1(b), has not granted to any Third Party any license or other interest in the Compounds, Products or Licensed Technology save for (i) liens and/or security interests in favor of its Financial Lender, and (ii) non-exclusive licenses solely for the purpose of performance of services granted to a Historical CRO (as defined in subsection 2.2.1(d), below). (c) Centessa has not assigned, transferred, conveyed, or granted any licenses to Intellectual Property Rights (other than for internal restructuring purposes) that would have been Licensed Technology, but for such assignment, transfer, license or conveyance. [***]. (d) Except for the Licensor Parties and the Founder and the counterparties to the Product Agreements, Centessa Out-Licenses and Upstream Licenses listed in Exhibit C and any Third Party engaged by Licensor Parties to perform research and/or development services in respect of any Compound or Product before the Effective Date (each, a “Historical CRO”), no Person has Controlled [***] to any aspect of the research or Development of any Compound or Product and no Historical CRO has had ownership or Control of any Licensed Technology, other than with respect to non-exclusive licenses granted to Historical CROs solely for the purpose of performance of the applicable services. (e) All employees of Licensor Parties who have contributed to Licensed Technology [***] are subject to a written contract that provides that Centessa or Capella will obtain exclusive ownership of any Know-How and other intellectual property that are discovered, developed, invented, conceived or created by such employee [***] in the performance of such agreement and includes confidentiality provisions protective of such Know-How and intellectual property. [***]. (f) Except as set forth in Schedule 2.2.1(f), the execution and delivery of this Agreement by Centessa and the consummation of the transactions contemplated by this Agreement (including without limitation the assignment and/or novation of Product Agreements that are in force on the Effective Date in accordance with Section 3.3.1) and compliance with the provisions of this Agreement (in each case, alone or in combination with any other event) do not and will not (a) result in any breach of, require the consent of any Third Party, or create on behalf of any Third Party the right to terminate or modify any license, sublicense or Product Agreement that is in force on the Effective Date, or other agreement relating to the Licensed Technology, or (b) otherwise conflict with, alter, or impair in any material respect any of the rights of Centessa, or after the Effective Date, of AnaptysBio, in any of Licensed Technology.

17 (g) To Centessa’s Knowledge, in Developing the Products, Licensor Parties have materially complied with all Applicable Laws. Neither Centessa nor Capella has received any notice claiming that the Development of the Products has violated or is violating any Applicable Laws. (h) Exhibit A to this Agreement sets forth a complete and accurate list of all Product Filings, [***]. (i) Exhibit C to this Agreement sets forth a complete and accurate list of all Product Agreements, Centessa Out-Licenses and Upstream Licenses that are in force on the Effective Date. Other than the projects and statements of work that are listed in Schedule 2.2.1(i), all projects and statements of work under the Product Agreements have been performed or cancelled. (j) Exhibit B to this Agreement sets forth a complete and accurate list of all Licensed Patents. (k) The Licensed Patents have been Prosecuted and Maintained in accordance with all Applicable Laws in all material respects and all fees required to be paid to any patent office in connection with the Prosecution and Maintenance of the Registered Licensed Patents have been timely paid, and in connection therewith, all relevant material references, documents and information have been presented to the relevant patent examiner at the relevant patent office. (l) To Centessa’s Knowledge, no officer, employee, agent, advisor, consultant or representative of any Licensor Party is in violation of any term of any assignment or other agreement with a Licensor Party regarding the protection of any Licensed Patent. To Centessa’s Knowledge, no Person who claims to be an inventor of an invention claimed in a Licensed Patent has failed to be identified as an inventor of such invention in the filed Patent documents for such Licensed Patent. (m) No inventions claimed in any Licensed Patent (1) were conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any Governmental Authority, including the federal government of the United States or any agency thereof; (2) are a “subject invention” as that term is described in 35 U.S.C. §201(e), or in any foreign equivalent thereof; (3) are otherwise subject to the provisions of the Bayh-Dole Act, or any foreign equivalent thereof; and (4) are the subject of any licenses, options or other rights of any Governmental Authority, within or outside the United States. (n) Any and all Licensed Technology that is non-exclusively licensed to Centessa by a Third Party (“Non-Exclusively Licensed Third Party IP”) is set forth on Exhibit C. (o) All Transferred Materials existing immediately prior to this Agreement being executed by both Parties on the Effective Date are owned by Centessa, free and clear of all liens (save lien and/or security interest in favor of its Financial Lender) or other exceptions to title, including without limitation exceptions that restrict transfer of Transferred Materials to AnaptysBio or require AnaptysBio to make any payment or give anything of value

18 for such transfer or subsequent use of Transferred Materials save any transportation and other such costs that would become payable in connection with the transportation of such Transferred Materials at the direction of AnaptysBio pursuant to Section 3.3.3. (p) Centessa has not received any written claims, nor to Centessa’s Knowledge, is there any claim or threatened claim, by any Third Party: (i) challenging the ownership, scope, validity or enforceability of any issued Licensed Patents; (ii) challenging the ownership or registrability of any pending Licensed Patent, other than office actions issued by patent offices in the ordinary course of business; (iii) asserting the misuse or non-infringement of any of the Licensed Patents; or (iv) challenging Centessa’s Control of or use of any of the Licensed Patents, Licensed Know-How or Transferred Materials. (q) Centessa and its Affiliates have taken and will continue to take commercially reasonable measures to protect the secrecy and confidentiality of all Licensed Know-How existing as of the Effective Date, including requiring each person having access to any Licensed Know-How to be subject to written confidentiality, non-use and non-disclosure obligations protecting such Licensed Know-How, and, to Centessa’s Knowledge, there has not been a breach by any party to such confidentiality agreements. (r) There are no judgments or settlements against Centessa or any of its Affiliates, or, to Centessa’s Knowledge, pending or threatened claims or litigation, in each case, in connection with the Licensed Patents or Licensed Know-How or otherwise related to the grant of licenses, transfers of Data, information and materials and other transactions contemplated by this Agreement. (s) [***]. (t) [***]. (u) The Product Data existing as of the Effective Date and in Centessa’s possession and Control comprises all Product Data that is material for the research, Development, Manufacture, Commercialization or other Exploitation of any Compound or Product [***]. (v) The Licensor Parties have not employed, [***], any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with the rights granted under this Agreement. (w) No Licensor Party, in connection with any Compound, Product or Licensed Technology, is or has been in violation of Anti-Corruption Laws. (x) Neither Centessa nor any of its Affiliates has been excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, nor is it aware of any pending or threatened actions against Centessa or any of its Affiliates that would give rise to any such exclusion, ineligibility, debarment, disqualification or conviction.

19 (y) [***]. (z) Centessa has obtained the prior written consent of the current Financial Lender(s) to enter into this Agreement. 2.2.2 Centessa hereby represents, warrants and covenants to, and covenants with, AnaptysBio as follows: (a) [***]. (b) During the Term, Centessa shall not transfer or assign, and shall not permit any of its Affiliates to transfer or assign, any right, title or interest in and to any Licensed Technology to any Third Party except in conjunction with a permitted assignment by Centessa of this Agreement and all of Centessa’s rights and obligations hereunder in accordance with Section 15.2; provided that the transferee of any permitted transfer of any such right, title or interest will take such right, title or interest subject to the terms of this Agreement, including the License, and Centessa or its Affiliate shall obtain such transferee’s written acknowledgement and agreement to the foregoing. 2.3 AnaptysBio Representations and Warranties. AnaptysBio hereby represents and warrants to Centessa, as of the Effective Date and the Regulatory Milestone Payment date, as follows: 2.3.1 AnaptysBio, Inc. is a corporation formed under the laws of Delaware and is classified as a corporation for U.S. federal income tax purposes. 2.3.2 [***]. 2.3.3 Assuming the accuracy of the representations and warranties of Centessa set forth in Section 2.2, [***]. 2.4 Centessa Covenants. Centessa hereby covenants to AnaptysBio that: 2.4.1 Where this Agreement refers to an action or obligation to be undertaken by Centessa’s Affiliates, Centessa will cause such Affiliates to undertake such obligations or other actions, and Centessa will be responsible and liable for any acts or omissions by its Affiliates. 2.4.2 Centessa shall (a) at AnaptysBio’s cost (except in the event of Centessa’s negligence or breach of this Agreement, in which event, at Centessa’s cost), reasonably cooperate with AnaptysBio with respect to any investigation or audit by a Regulatory Authority or other Governmental Authority or meeting their respective compliance obligations arising under any Applicable Law, including without limitation Healthcare Laws, or otherwise relating to the performance of this Agreement, and (b) comply with all Applicable Law, including without limitation Healthcare Laws, pertaining to the performance of Centessa’s obligations or the exercise of Centessa’s rights under this Agreement. 2.4.3 In the event that Centessa becomes aware that any Person that is performing activities hereunder on its behalf has been debarred, suspended or is the subject of a conviction

20 described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof or has been excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to any such debarment, suspension, exclusion, disqualification, ineligibility or conviction, Centessa will notify AnaptysBio in writing as soon as reasonably practicable and will, upon becoming aware of such debarment, suspension or conviction, cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to any Compound or Product. 2.4.4 Notwithstanding the restrictions provided in Article 9, Centessa shall put its Financial Lender, any transferee of any of the assets owned or controlled by Centessa which are now or may in the future be affected by the rights granted to AnaptysBio pursuant to this Agreement and any party appointed or proposed to be appointed over Centessa (or any of its assets) pursuant to the Insolvency Act 1986 (or equivalent) or security granted over Centessa’s assets on notice of this Agreement and the rights of AnaptysBio pursuant to this Agreement. Centessa shall not (and shall procure that Capella Bioscience Ltd shall not) assign, sell, transfer, or otherwise dispose of any of the Licensed Technology to any third party (a “Third Party Purchaser”) unless it: (i) provides prior written notice of this Agreement and the licenses and rights granted under it to the relevant Third Party Purchaser and such Third Party Purchaser acknowledges in writing AnaptysBio’s prior interests; and (ii) includes an obligation in the relevant assignment, transfer or sale agreement on such Third Party Purchaser (and any subsequent Third Party Purchaser(s)) to provide the same such notice and obtain the same such obligation in the event it later assigns, sells, transfers, or otherwise disposes of any of the Licensed Technology to another third party. 2.5 Disclaimer of Warranties. EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF ANY KIND, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. 2.6 Limitation of Liability. EXCEPT IN THE CASE OF BREACH OF SECTION 3.5 OR ARTICLE 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; PROVIDED, HOWEVER, THAT THIS SECTION 2.6 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 12. 3. LICENSE GRANTS AND TECHNOLOGY TRANSFER 3.1 License Grants to AnaptysBio. Subject to the terms and conditions of this Agreement, Centessa on behalf of itself and its Affiliates, hereby grants to AnaptysBio an exclusive (even as to Centessa and its Affiliates), royalty-bearing, transferable (solely as permitted under Section 15.2) license (including the right sublicense through multiple tiers, subject to Section 3.4), under the Licensed Technology to Manufacture, Develop, register, use, sell, have sold, offer for sale, import, Commercialize or otherwise Exploit Compound and Product in the Field in the

21 Territory (the “Exclusive License” or the “License”); provided, however, that the Exclusive License under any Non-Exclusively Licensed Third Party IP shall be exclusive solely as between Centessa and AnaptysBio, but shall otherwise be non-exclusive. For clarity, Non-Exclusively Licensed Third Party IP shall not include any compounds claimed or disclosed in any Composition of Matter Licensed Patent. 3.2 Delivery of Licensed Know-How. Within [***] after the Effective Date, Centessa shall, at no additional charge to AnaptysBio, deliver to AnaptysBio or its designated Affiliate any and all Licensed Know-How in Licensor Parties possession and Control. 3.3 Technology Transfer. Without limiting Section 3.2, [***] after the Effective Date, and subject always to Section 3.3.4, Centessa shall (and shall cause its Affiliates to) cooperate with AnaptysBio (and its designees) and provide reasonable assistance and technology transfers to AnaptysBio (and its designees) to enable AnaptysBio (and its designees) to Develop, Manufacture, Commercialize and otherwise Exploit the Compounds and Products, including by (a) providing AnaptysBio (and its designees) reasonable assistance with respect to Development (including regulatory) and Manufacturing matters related to such Compounds and Products, and (b) providing AnaptysBio (and its designees) with reasonable access by teleconference or in person (as requested by AnaptysBio) to Centessa personnel (and personnel of its Affiliates and Third Party subcontractors) involved in the Exploitation of Compounds or Products to assist AnaptysBio (and its designees) with Development (including regulatory) and Manufacturing matters and to answer questions related to such Compounds and Products. Without limiting the foregoing: 3.3.1 Manufacturing Technology Transfer. Promptly upon AnaptysBio’s written notice therefor (“Manufacturing Transfer Date”), the Parties shall develop a plan for transitioning the Manufacturing of Compounds and Products to AnaptysBio or its designee (which designee may be an Affiliate, Sublicensee or a Third Party manufacturer) (the “Manufacturing Transfer Plan”), which Manufacturing Transfer Plan shall leverage Centessa’s existing Third Party manufacturers and internal subject matter experts (“Manufacturing Technology Transfer”). Centessa shall, and shall cause its Third Party manufacturers to, transfer to AnaptysBio or its designee all Licensed Know-How relating to the Manufacture of the Compounds and Products and all intermediates and components thereof, including, for clarity, the then-current process for the Manufacture of the Compounds and Products, as well as any improvements or enhancements to such processes (the “Manufacturing Process”) and provide such support as may be necessary or reasonably useful to AnaptysBio or its designee to use and practice the Manufacturing Process, in each case, in accordance with the Manufacturing Transfer Plan. Upon AnaptysBio’s request, Centessa shall introduce AnaptysBio to any and all CMOs that have Manufactured or supplied Transferred Materials. 3.3.2 Product Agreement. Centessa shall novate or assign to AnaptysBio the Product Agreements that are in force on the Effective Date (and remain in force at the time of the applicable novation or assignment) within [***] following the Effective Date. Centessa shall be solely responsible for all liabilities under any Product Agreement that exist immediately prior to the entry into this Agreement or otherwise arise solely relating to the period prior to the entry into this Agreement and AnaptysBio shall be responsible for all liabilities under any Product Agreement that arise following the entry into this Agreement (other than matters for which Centessa is obligated to indemnify AnaptysBio under this Agreement). For the avoidance of doubt, following

22 the novation or assignment of any Product Agreement from Centessa to AnaptysBio, AnaptysBio shall bear all costs and any liabilities connected with any such Product Agreement with respect to obligations arising on and after the respective effective date of novation or assignment for such Product Agreement (other than matters for which Centessa is obligated to indemnify AnaptysBio under this Agreement), if such Product Agreement is set forth in Schedule 2.2.1(i). AnaptysBio shall be entitled to exercise all rights with respect to the Product Agreements from and after the Effective Date. Without limiting the foregoing, until a Product Agreement is assumed by AnaptysBio, Centessa shall, in cooperation with AnaptysBio (i) implement arrangements (including sublicensing or subcontracting) to provide the underlying rights and benefits of Centessa to AnaptysBio, (ii) use all reasonable endeavors for a period of [***] to obtain any requisite consent required to novate or assign (as applicable) such Product Agreement, (iii) to enforce, at the reasonable request of and for the benefit of AnaptysBio, any and all claims, rights and benefits of Centessa, against any third party thereto arising from any such Product Agreement, and (iv) terminate any Product Agreement or any project or statement of work thereunder pursuant to AnaptysBio’s request. 3.3.3 Inventory. Centessa hereby transfers ownership of the Transferred Materials to AnaptysBio. Within [***] of the Effective Date, Centessa shall deliver to each vendor detailed in the Location column of Table 1 of Exhibit A, a notice of transfer of ownership (“Transfer Notice”) in a form reasonably acceptable to AnaptysBio of the Transferred Materials located in the applicable vendor’s business location which together comprises all of the inventory of all Compound(s) and Product(s) (including intermediates and components thereof) existing as of the Effective Date. Centessa shall copy AnaptysBio on each such Transfer Notice. 3.3.4 Costs reimbursement. AnaptysBio shall pay third party costs reasonably incurred by Centessa in the course of providing assistance under this Section 3. Centessa’s obligations to provide assistance under this Section 3 without reimbursement from AnaptysBio, are capped at a maximum of [***] FTE hours to be utilized within [***] following the Manufacturing Transfer Date. During such period of [***] days following the Manufacturing Transfer Date, Centessa agrees to provide additional FTE hours and any such further support shall be charged at the FTE Rate. Centessa’s obligations with respect to procuring the assistance of any persons that are not its or its Affiliates’ employees and existing consultants shall be limited to commercially reasonable efforts. Centessa shall invoice AnaptysBio for any reimbursable FTE hours described above within [***] following provision of such support to AnaptysBio. AnaptysBio shall pay the amounts payable under any such invoice within [***]. External costs that have been preapproved in writing by AnaptysBio are to be reimbursed by AnaptysBio and shall be invoiced separately by Centessa upon Centessa’s receipt of the applicable Third Party’s invoice. Except for such preapproved external costs, any external third-party costs incurred by Centessa as a result of services rendered to Centessa (or Capella) shall be the sole responsibility of Centessa. For the avoidance of doubt, all costs, whether external (out-of-pocket) or internal, incurred by Centessa as a result of services rendered to Centessa or Capella prior to the Effective Date, shall be the sole responsibility of Centessa. 3.4 Sublicenses. AnaptysBio shall have the right to grant sublicenses under the License through multiple tiers to: (a) an Affiliate of AnaptysBio; or (b) a Third Party. Any Sublicense granted to any Affiliate of AnaptysBio or to any Third Party shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement. AnaptysBio shall be fully

23 responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Agreement and shall remain solely liable for the performance of its obligations hereunder, notwithstanding the grant of any Sublicense. AnaptysBio shall promptly notify Centessa in writing of the execution of any Sublicense agreement and shall provide Centessa with a copy of such Sublicense agreement, and any amendment thereto, no later than [***] following execution thereof; provided, that AnaptysBio may redact any confidential or financial information contained therein that is unnecessary for Centessa to ascertain compliance with this Agreement. 3.5 [***]. 3.5.1 [***]. 3.5.2 [***]. 3.5.3 [***]. 3.5.4 [***]. 3.6 Bankruptcy. For purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”) and any similar laws in any other country, all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). The Parties agree that each Party, each as a licensee of the rights licensed to such licensee Party under this Agreement, will retain and may fully exercise all of its protections, rights, and elections under the Bankruptcy Code, including, but not limited to, its rights under Section 365(n) of the Bankruptcy Code to, in the event of the commencement of a bankruptcy proceeding by or against the licensing Party under the Bankruptcy Code and upon rejection of this Agreement by such licensing Party, elect to treat this Agreement as terminated or to retain its rights under this Agreement and under any agreement supplementary to this Agreement, to such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable non-bankruptcy law). Each licensing Party hereby acknowledges that each licensee Party will be entitled to a complete duplicate of (or complete access to, as appropriate) the intellectual property rights licensed to such licensee Party hereunder and all embodiments thereof, if not already in its possession, will be promptly delivered to it upon its written request therefor and election under Section 365(n)(1)(B) of the Bankruptcy Code to retain the license and the rights granted by the licensing Party to the licensee Party hereunder in the event of the licensing Party’s rejection of this Agreement. The provisions of this Section 3.6 are without prejudice to any rights each licensee Party may have arising under the Bankruptcy Code, laws of other jurisdictions governing insolvency and bankruptcy, or other Applicable Law. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, including for purposes of the Bankruptcy Code and any similar laws in any other jurisdiction the right to retain, receive, or access, as applicable the intellectual property rights licensed to such licensee Party hereunder (including all embodiments thereof). 3.7 Late Payment. If any cash payment properly due under or arising from this Agreement and not subject to a good faith dispute is not paid when due in accordance with the applicable provisions of this Agreement, the cash payment shall accrue interest from the date due at the rate equal to [***] percent above the Secured Overnight Financing Rate (SOFR) effective

24 for the date that payment was first due as reported by The Wall Street Journal (U.S. internet edition) or the maximum rate allowable by Applicable Law, whichever is lower. Such interest shall be computed on the basis of a year of 360 days, calculated from the due date until the date of payment. 3.8 No Implied Licenses or Rights. Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any Know-How, Patents or other Intellectual Property Rights owned or controlled by the other Party or its Affiliates not expressly granted under this Agreement. 4. MANUFACTURING AND SUPPLY 4.1 AnaptysBio shall have the sole right, but not the obligation, to conduct all Manufacturing activities, with respect to Compounds and Products in the Field in the Territory, whether itself, or by or through or with any Affiliate, Sublicensee or Service Provider. 5. DEVELOPMENT AND REGULATORY ACTIVITIES 5.1 Development Matters. AnaptysBio shall have the sole right, but not the obligation, to conduct all Development activities, with respect to Compounds and Products in the Field in the Territory, whether itself, or by or through or with any Affiliate, Sublicensee or Service Provider. 5.2 Regulatory Matters. 5.2.1 AnaptysBio shall have the sole right, but not the obligation, to conduct all regulatory activities with respect to Compounds and Products in the Field in the Territory, whether itself, or by or through or with any Affiliate, Sublicensee or Service Provider, including preparing, obtaining and maintaining Product Filings in connection with the conduct of Clinical Studies of Products, obtaining and maintaining Marketing Authorization, obtaining and maintaining licenses to Manufacture products and pricing approvals. 5.2.2 AnaptysBio will own and be the sole holder of all Product Filings with respect to each Compound and Product in the Field in the Territory. 5.2.3 AnaptysBio will have (i) the sole right to conduct all communications and correspond with Regulatory Authorities with respect to all regulatory matters in connection with Products in the Field in the Territory, (ii) sole control over all interactions with the applicable Regulatory Authority (including written communications and meetings with Regulatory Authorities, safety management and adverse event reporting to the appropriate Regulatory Authorities concerning Products and Compounds), and (iii) the sole right and responsibility to make the final determination whether to implement, and to implement, any recall, market suspension or market withdrawal with respect to a Product in the Territory. 5.2.4 Subject to Section 3.3.4, Centessa shall use reasonable efforts to provide AnaptysBio with all reasonable cooperation and informal, non-financial assistance and take all actions reasonably requested by AnaptysBio that are necessary to enable AnaptysBio or its designee to conduct regulatory activities, including obtaining, maintaining and renewing any Product Filings and Marketing Authorizations.

25 5.2.5 Centessa shall not knowingly take any steps that would be expected to undermine the validity or status of compliance of any Marketing Authorizations for the Product in the Territory. 5.2.6 Centessa shall notify AnaptysBio of any material communication received from a Regulatory Authority in connection with any Product no later than [***] from the date of its receipt thereof. 5.2.7 Centessa shall promptly (and in any event within [***] following receipt) disclose to AnaptysBio any information that it receives pertaining to notices from a Regulatory Authority in the Territory of non-compliance with Applicable Law in connection with any Product, shall promptly notify AnaptysBio of any audit or inspection by a Regulatory Authority in the Territory in connection with the Product and shall provide a copy of any audit or inspection observations to AnaptysBio within [***] following receipt. AnaptysBio shall have the right, but not the obligation, to participate in such audit or inspection. 5.3 Development Report. Starting [***] after the end of the full calendar year following the Effective Date, until the first achievement of the Regulatory Milestone Event, AnaptysBio will provide a report on [***] basis to Centessa of its Development activities with respect to the Development of the Products conducted since the last such report was provided hereunder. Such report shall consist of: (a) a summary of activities taken by AnaptysBio, its Affiliates or its Sublicensees during the period covered by the report to Develop such a Product; (b) an estimation for the projected date of initiation of a Phase 3 Clinical Study for such a Product; and (c) the projected and actual dates of first sale of such a Product. 6. COMMERCIALIZATION AnaptysBio has the sole right, but not the obligation, for all Commercialization activities for each Compound and Product in the Field in the Territory, including without limitation development and implementation of a promotional strategy, handling all returns, recalls, order processing, invoicing, and collection, booking of sales, inventory and receivables, government/managed pricing programs and the conduct of all Medical Affairs Activities. For clarity, Centessa has no right to conduct any Commercialization activities for any Compounds or Product in the Field in the Territory. 7. FINANCIAL CONSIDERATIONS 7.1 Upfront Payment. Within seven (7) Business Days following the Effective Date, AnaptysBio shall pay to Centessa a cash payment of four million U.S. dollars ($4,000,000) (the “Upfront Payment”). 7.2 Transferred Materials. Within seven (7) Business Days following the Effective Date, provided that all of the required Transfer Notices have been sent to each of the applicable vendors with copies to AnaptysBio pursuant to Section 3.3.3, AnaptysBio shall pay to Centessa a cash payment of three million U.S. dollars ($3,000,000) to reimburse Centessa for manufacturing costs incurred in connection with the Transferred Materials.

26 7.3 Royalties. 7.3.1 Royalty Rate. Subject to the terms and conditions of this Agreement, on a Product- by-Product and country-by-country basis, during the Royalty Term, AnaptysBio shall pay to Centessa a royalty of [***] on annual Net Sales of any such Product in the Territory in each calendar year; [***]. 7.3.2 Loss of Exclusivity. If, during the Royalty Term, no Valid Claim of a Licensed Patent would be infringed by the selling of a Product by a Third Party in a country in the Territory, then the royalty rate applicable to Net Sales of such Product in such country will be [***]. 7.3.3 Third Party Royalties. (a) In the event that AnaptysBio or its Affiliate or Sublicensee (as applicable) is required to obtain one or more licenses under issued Patents of Third Parties (excluding licenses of Patents (i) from Sublicensees, and (ii) from CMOs other than Centessa CMOs that AnaptysBio elects to engage after the Effective Date) that are necessary for the Exploitation of Product in the Territory and that have priority dates on or before the Effective Date (“Third Party Licenses”), [***]. (b) Notwithstanding the foregoing, during any calendar quarter in the Royalty Term for a Product in the Territory, the operation of the provisions of Section 7.3.2, individually or in combination with each other, shall not reduce the royalties that would otherwise have been due to Centessa under Section 7.3 with respect to Net Sales of such Product in the Territory during such calendar quarter to less than [***] of the amount that would have been due to Centessa without the application of the provisions of Section 7.3.2 (the “Royalty Floor”); [***]. 7.4 Milestones. Within [***] following the first achievement by AnaptysBio, its Affiliate or Sublicensee of the Regulatory Milestone Event, AnaptysBio shall provide Centessa with written notice of such achievement, and AnaptysBio shall, within [***] after receipt of Centessa’s corresponding invoice dated after such notice, at its sole discretion, either (a) pay to Centessa a cash payment of ten million U.S. dollars ($10,000,000), or (b) in case [***] issue, in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act, to Centessa Common Stock valued at ten million U.S. dollars ($10,000,000) [***] (the “Regulatory Milestone Payment”) provided AnaptysBio shall remain a publicly traded company on the Regulatory Milestone Payment date. The Regulatory Milestone Payment is payable one time only when the Regulatory Milestone Event has first been achieved with respect to the first Product to achieve such Regulatory Milestone Event. 7.5 Divestment Make-Whole Payment. In the event AnaptysBio consummates a Divestment Transaction after the completion of [***], but prior to the initiation of [***], and if the counterparty to the Divestment Transaction has the right and responsibility to conduct clinical development, however the next stage of clinical development for at least one Product fails to be initiated within [***] after the consummation of the Divestment Transaction, then AnaptysBio shall pay to Centessa an amount equal to [***]. 7.6 The shares of Common Stock to be issued pursuant to this Section (collectively the “Payment Shares”) will be “restricted securities” within the meaning of Rule 144 under the

27 Securities Act. It is understood that, except as provided below, certificates or book-entry records evidencing such Shares may bear the following or any similar legend: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.” To provide for the subsequent resale of the Payment Shares by Centessa, in the case AnaptysBio opts to issue shares of Common Stock to Centessa for the Regulatory Milestone Payment, AnaptysBio shall within thirty (30) days after the Regulatory Milestone Payment, use commercially reasonable efforts to file a registration statement on Form S-3 providing for the resale of Payment Shares issued pursuant to the Regulatory Milestone Payment. AnaptysBio shall use commercially reasonable efforts to keep such registration statements effective at all times until (x) Centessa no longer beneficially owns the Payment Shares or (y) the Payment Shares may be resold by Centessa under Rule 144 of the Securities Act without (1) the requirement for AnaptysBio to be in compliance with the current public information requirement under Rule 144 as to such securities and (2) volume or manner-of-sale restrictions. Subject to receipt by AnaptysBio of customary representations and other documentation reasonably acceptable to AnaptysBio in connection therewith, upon the earlier of such time as the Payment Shares (i) have been registered for resale pursuant to an effective registration statement, (ii) such time as the Payment Shares have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, AnaptysBio shall (A) deliver to its transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such Payment Shares, and (B) cause its counsel to deliver to its transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. 7.7 Payments are Non-Refundable. Payments made under this Section 7 are non- refundable. 8. PAYMENT; RECORDS; AUDITS 8.1 Reports and Payments. Royalties under Section 7.3 shall be calculated and reported for [***] and shall be paid within [***]. Each payment of royalties shall be accompanied or preceded by a report describing calculation of Net Sales in sufficient detail to permit confirmation of the accuracy of the payment made, including, on a Product-by-Product basis, the number of each type of Product sold, gross sales, Net Sales and itemized deductions from gross sales (by major category as set forth in the definition of Net Sales), and any reductions taken.

28 8.2 Manner and Place of Payment. All payment amounts specified in this Agreement are expressed in U.S. dollars ($), and all payments by AnaptysBio to Centessa under this Agreement shall be paid in U.S. dollars. All payments owed under this Agreement shall be made by AnaptysBio by electronic transfer of immediately available funds to a bank and account designated in writing by Centessa, unless otherwise specified in writing by Centessa. 8.3 Audits. AnaptysBio shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to the sale of Products, in each case, in sufficient detail to permit Centessa to confirm the accuracy of all reports delivered pursuant to Section 8.1 and payments due hereunder, for at least [***] following the end of the calendar year to which they pertain. Centessa shall have the right, once annually, to cause an independent, certified public accountant reasonably acceptable to AnaptysBio to audit such records to confirm Net Sales and royalties, for a period covering not more than the preceding [***]. No audited period shall be subject to audit under this Section 8.3 more than once. Such audits may be exercised during normal business hours upon reasonable prior written notice to AnaptysBio, but no more frequently than once per year. The auditor will execute a reasonable written confidentiality agreement with AnaptysBio and will disclose to Centessa only such information as is reasonably necessary to provide Centessa with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The auditor will send a copy of the report to AnaptysBio at the same time such report is sent to Centessa. The report sent to both Parties will include the methodology and calculations used to determine the results. If such audit reveals that AnaptysBio has failed to accurately report information pursuant to Section 8.1 or to make any payment (or portion thereof) when due under this Agreement, then AnaptysBio, within [***] after receipt of the final audit report, shall pay to Centessa any underpaid amounts due under this Agreement. If such audit reveals that AnaptysBio has made an overpayment under this Agreement, then Centessa, within [***] after receipt of the final audit report, shall return to AnaptysBio any such overpaid amounts made under this Agreement. Centessa shall bear the full cost of such audit unless such audit discloses an underpayment by AnaptysBio of more than [***] of the amount due by AnaptysBio for any calendar year under this Agreement, in which case, AnaptysBio shall bear the full cost of such audit. 8.4 Taxes. Where any amount to be paid by AnaptysBio to Centessa hereunder is subject to any withholding or similar tax, the Parties shall use commercially reasonable efforts to conduct all such acts (including the execution of all such documents) to enable them to take advantage of any applicable double taxation agreement or treaty. If there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, AnaptysBio shall (a) timely remit such withholding or similar tax to the appropriate Governmental Authority, (b) pay the remaining amount of such payment to Centessa, and (c) furnish Centessa with proof of payment of such withholding or similar taxes as well as any official receipts issued by the applicable Governmental Authority or other evidence as is reasonably requested to establish that such withholding or similar taxes have been paid within [***] of such payment. Any such amounts deducted by AnaptysBio and remitted to the appropriate Governmental Authority in respect of such withholding or similar tax shall be treated as having been paid by AnaptysBio for purposes of this Agreement. Centessa may provide any tax forms reasonably necessary for AnaptysBio to not withhold or to withhold tax at a reduced rate under Applicable Law. AnaptysBio will provide Centessa such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or to obtain a credit with

29 respect to such taxes paid. All payments due under this Agreement are exclusive of sales and use taxes (the “Indirect Taxes”). Notwithstanding anything to the contrary in this Agreement, AnaptysBio shall be responsible for any Indirect Taxes imposed with respect to the payments or the related transfer of rights or other property pursuant to the terms of this Agreement. If the Indirect Taxes originally paid or otherwise borne by AnaptysBio are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by the Parties to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority and any amount of undue Indirect Taxes repaid by such Governmental Authority to Centessa will be transferred to AnaptysBio within [***] of receipt. The Parties shall use commercially reasonable efforts to provide, and to cause their respective Affiliates, subcontractors, licensees and Sublicensees to provide, any information or documentation reasonably requested by the other Party to obtain the benefits of any U.S. tax laws that could provide a material tax benefit to either Party. 9. CONFIDENTIALITY 9.1 Confidential Information. Subject to Section 9.2, “Confidential Information” of a Party shall mean any information disclosed or furnished by or on behalf of such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or its representatives pursuant to this Agreement, whether in written, oral, visual, electronic or other form. During the Term, and for a period of [***] following the effective date of expiration or earlier termination of this Agreement (or, with respect to Confidential Information that is affirmatively identified in writing by the Disclosing Party as a trade secret of the Disclosing Party, until such trade secret no longer qualifies as a trade secret under Applicable Law), the Receiving Party shall maintain in confidence, and shall not disclose and shall not use for any purpose, other than to perform its obligations or to exercise its rights under this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party shall only permit access to Confidential Information to those directors, officers, employees, Sublicensees (in the case of AnaptysBio), agents, consultants, clinical investigators, Financial Lender or contractors (“Representatives”) of the Receiving Party and its Affiliates, who, in each case, (a) have a need to know such information for the purpose of the Receiving Party’s exercise of its rights and performance of its obligations under this Agreement, (b) have been advised by the Receiving Party of the Receiving Party’s obligations under this Agreement, and (c) are contractually or legally bound by obligations of non-disclosure and non-use at least as stringent as those contained herein and in the event of disclosures to a Financial Lender, a Financial Lender CDA (as defined below); provided that, in the event Centessa makes a disclosure to a Financial Lender, it agrees to enforce such Financial Lender CDA for the benefit of AnaptysBio. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its and its Affiliates’ Representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party shall be responsible for any failure by any of its or its Affiliates’ Representatives which, if committed by the Receiving Party, would be a breach of this Agreement. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information. This Agreement supersedes the Prior CDA with respect to any information disclosed thereunder. All information exchanged between the Parties under the Prior CDA shall be deemed Confidential Information of the Disclosing Party and shall be subject to the terms and conditions of this Article 9, as if such information had been exchanged hereunder. Licensed Technology shall be deemed the

30 Confidential Information of AnaptysBio, and AnaptysBio shall be deemed to be the Disclosing Party with respect thereto and Centessa the Receiving Party. For the avoidance of doubt, Licensed Technology shall remain AnaptysBio’s Confidential Information following expiration or termination of this Agreement, except that following termination of this Agreement by AnaptysBio pursuant to Section 11.2 or by Centessa pursuant to Sections 11.3 or 11.4, the Licensed Technology shall become the Confidential Information of Centessa, and Centessa shall be deemed to be the Disclosing Party with respect thereto and AnaptysBio, the Receiving Party. 9.2 Exceptions. Confidential Information shall not include any information that the Receiving Party can demonstrate: (a) is, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or its Representatives in breach of this Agreement, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party, as evidenced by its contemporaneously-maintained written records, with no restrictions on its use or disclosure; (c) is hereafter furnished to the Receiving Party on a non-confidential basis by a Third Party, as a matter of right (i.e., without breaching any obligation such Third Party may have to the Disclosing Party); or (d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of, reliance on, or reference to Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously- maintained written records; provided further that with respect to Licensed Technology in the possession of Centessa, the foregoing exceptions (b), (c) and (d) shall not apply. 9.3 Permitted Disclosures. The Receiving Party may disclose Confidential Information (i) as expressly permitted by this Agreement, or, (ii) in the case of Centessa, to its Financial Lender, to the extent required to fulfil Centessa’s contractual obligations to such Financial Lender, under written obligations of non-disclosure and non-use at least as stringent as those contained herein with respect to such Confidential Information (“Financial Lender CDA”); or (iii) if and to the extent such disclosure is necessary in complying with applicable court orders of competent jurisdiction or Applicable Laws or in complying with the listing rules of any exchange on which the Receiving Party’s or its Affiliate’s securities are traded; provided that, in the event Centessa is required to make a disclosure pursuant to (ii), it agrees to enforce such Financial Lender CDA for the benefit of AnaptysBio, and further provided that, in the event the Receiving Party is required to make a disclosure pursuant to (iii) of the Disclosing Party’s Confidential Information, it will, except where impracticable or legally impermissible, (a) give reasonable advance notice to the Disclosing Party of such disclosure, (b) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (c) cooperate with any efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to secure confidential treatment of such Confidential Information. In any event, the Receiving Party shall only disclose that portion of Confidential Information that is legally required to be disclosed. Disclosure by the Receiving Party of Confidential Information in accordance with any of the foregoing provisions of this Section 9.3 shall not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 9.3, such information becomes generally known or available.

31 9.4 Terms of this Agreement. Except as otherwise provided in this Article 9, each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are otherwise made public as contemplated by Section 9.5 or to the extent such disclosure is permitted under Section 9.3. 9.5 Public Announcements. 9.5.1 Press Release. The Parties will agree on the content of a press release substantially in the form set forth in Exhibit E to be issued jointly by the Parties, the release of which the Parties will coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement, or at each Party’s option individually by the Parties. 9.5.2 Voluntary Disclosures. Subject to the limitations set forth in Section 9.5.1, AnaptysBio shall be free to issue an independent press release or other public communication pertaining to the Compounds and Products and any of its rights hereunder. Except to the extent already disclosed in a press release or other public communication issued in accordance with this Agreement, no public announcement concerning the Compounds, Products or Licensed Technology shall be made, either directly or indirectly, by Centessa or its Affiliates, except as may be required by Applicable Law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”)), judicial order, or stock exchange or quotation system rule, without first obtaining the prior written approval of AnaptysBio (not to be unreasonably withheld, delayed or conditioned) upon the nature, text and timing of such announcement. Centessa shall provide AnaptysBio with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow AnaptysBio to comment upon such announcement, prior to public release. In the case of press releases or other public communications required to be made by law, judicial order or stock exchange or quotation system rule, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made. Each party understands and agrees that if Agreement is required to be filed with the SEC, such filing Party shall notify the other Party of such duty and limit such disclosure as reasonably requested by the other Party, including by redacting royalty and payment rates, amounts, mechanics and information and other financial and commercially sensitive information (and using reasonable efforts to give the other Party sufficient time to review and comment on any proposed disclosure). 9.5.3 Each Party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, provided that any such public statement or press release: (a) is not inconsistent with prior public disclosures or public statements made in accordance with Sections 9.5.1 or 9.5.2 or as permitted by Section 9.3; and (b) does not reveal (i) information regarding the terms of this Agreement that have not previously been disclosed in accordance with Sections 9.5.1 or 9.5.2 or as permitted by Section 9.3 or (ii) nonpublic information about the other Party.

32 9.5.4 The Parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or other governmental agency or any stock exchange on which securities issued by a Party or its Affiliate are traded, and neither Party shall make any such filing unless the Parties have mutually agreed upon the provisions to be redacted (such agreement not to be unreasonably withheld). Each Party shall use reasonable efforts to seek and obtain confidential treatment for the provisions of this Agreement that the Parties mutually agree to redact from such filing; provided that each Party shall ultimately retain ultimate discretion to disclose such information to the SEC or any stock exchange or other governmental agency (as the case may be) as such Party determines, based on advice of legal counsel, is required to be so disclosed. Except as expressly set forth in this Article 9, neither Party (or its Affiliates) shall be obligated to consult with or obtain approval from the other Party with respect to any filings with the SEC or any stock exchange or other governmental agency where such filings do not disclose Confidential Information of the other Party. 9.6 Scientific Publications. As between the Parties, AnaptysBio shall have the sole right, but not the obligation, to make publications regarding any Compound or Product, including with respect to Product Data, results of Clinical Studies and studies conducted as part of Medical Affairs Activities carried out under this Agreement, including oral or poster presentations and abstracts. 10. INTELLECTUAL PROPERTY 10.1 Patent Prosecution and Maintenance. AnaptysBio shall have the first right, but not the obligation, to Prosecute and Maintain all Licensed Patents, using counsel of AnaptysBio’s choice, at AnaptysBio’s sole expense. AnaptysBio shall keep Centessa reasonably informed of progress with regard to the Prosecution and Maintenance of all Licensed Patents in the Territory, including, for clarity, any requests for patent term adjustments, patent term extensions, supplementary protection certificates or their equivalents in the Territory. In addition, AnaptysBio shall provide Centessa with drafts of all proposed substantive correspondence to any patent authority to the extent related to such Licensed Patents in the Territory for Centessa’s review and comment at Centessa’s own cost prior to the submission of such proposed filings and correspondence. AnaptysBio shall consider in good faith Centessa’s comments related to such Licensed Patents prior to submitting such correspondence, provided that Centessa provides such comments no later than [***] prior to the proposed date of submission of such draft filings and correspondence. Notwithstanding the foregoing, AnaptysBio shall have sole discretion on inclusion of any and all Licensed Patents in the Orange Book for any Product in the Territory. In the event that AnaptysBio intends to abandon or cease the Prosecution and Maintenance of any Licensed Patent covered by this Section 10.1 in the Territory (without initiation of the Prosecution and Maintenance of a substitution therefor), AnaptysBio shall provide reasonable prior written notice to Centessa of such intention to abandon or cease such Prosecution and Maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensed Patent in the U.S. Patent and Trademark Office). In such case, at Centessa’s sole discretion, upon written notice to AnaptysBio, Centessa may elect to continue the Prosecution and Maintenance of any such Licensed Patent in the Territory, at Centessa’s sole cost and expense and by counsel of its own choice, in which case Centessa shall provide AnaptysBio with drafts of all proposed substantive correspondence to any patent authority to the extent related to such Licensed Patents in the Territory for AnaptysBio’s review and comment at

33 AnaptysBio’s own cost prior to the submission of such proposed filings and correspondence and shall consider in good faith AnaptysBio’s comments related to such Licensed Patents prior to submitting such correspondence, provided that AnaptysBio provides such comments no later than [***] prior to the proposed date of submission of such draft filings and correspondence. 10.2 Cooperation of the Parties. Each Party agrees to cooperate fully in the Prosecution and Maintenance of Patents pursuant to Section 10.1. Such cooperation includes, but is not limited to: (a) in the case of Centessa, executing all papers and instruments, or requiring its and its Affiliates’ employees and contractors and using its commercially reasonable efforts to cause other Persons, to execute such papers and instruments, so as to effectuate the ownership of Licensed Patents, and to enable AnaptysBio to apply for and to prosecute patent applications in any country as permitted by Section 10.1, and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any such Patents provided that neither Party shall be required to provide legally privileged information with respect to such Prosecution and Maintenance of Patents unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. 10.3 Third Party Infringement. Each Party shall notify the other Party in writing within [***] (except as expressly set forth below) of becoming aware of any alleged or threatened infringement by a Third Party of any Licensed Patent in the Territory (“Infringement”), including (a) any such alleged or threatened Infringement on account of a Third Party’s manufacture, use, import, offer for sale or sale of Products in the Field in the Territory, (b) a notification of an application filed pursuant to pursuant to 42 U.S.C. § 262(k) (“aBLA”) or receipt of the copy of an aBLA pursuant to 42 U.S.C. § 262(l)(1)(B), (c) a notification in advance of commercial marketing pursuant to 42 U.S.C. 262(l)(8), and (d) any certification filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) (such certification, a “Patent Certification” and such infringement described in (a)-(d) and any other rights of action arising therefrom, collectively, “Competitive Infringement”). 10.3.1 Competitive Infringement. AnaptysBio shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to Competitive Infringement, at its own expense and by counsel of its own choice, and, with respect to any Competitive Infringement of any Licensed Patent, Centessa shall have the right, but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice reasonably acceptable to AnaptysBio. At AnaptysBio’s request, Centessa shall join any action or proceeding brought by AnaptysBio under this Section 10.3.1, and AnaptysBio shall reimburse reasonable out- of-pocket costs and expenses incurred by Centessa in connection therewith. Each Party shall keep the other Party reasonably informed of the status and progress of any action or proceeding brought by such Party with respect to Competitive Infringement in the Field in the Territory of any Licensed Patent, shall provide the other Party with drafts of all proposed substantive filings in such action or proceeding reasonably in advance of making such filings, and shall consider the other Party’s comments on such filings in good faith. 10.3.2 Cooperation. In the event AnaptysBio brings an infringement action in accordance with this Section 10.3, at the request of AnaptysBio, Centessa shall, and shall cause its Affiliates to, provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, joining (or furnishing a power of attorney solely for the purposes of

34 joining) as a party to the action if required by Applicable Law to pursue such action, providing reasonable access to relevant records and making its employees available at reasonable business hours; provided that AnaptysBio shall reimburse Centessa for its reasonable costs and expenses incurred in connection therewith. AnaptysBio shall have the right to settle such action; provided that AnaptysBio shall not enter into any settlement admitting the invalidity or non-infringement of the applicable Patents or imposing any out-of-pocket costs or liability on Centessa without Centessa’s prior written consent. AnaptysBio shall (a) consult with Centessa as to the strategy for the prosecution of such action, (b) consider in good faith any comments from Centessa and (c) keep Centessa reasonably informed of any material steps taken and provide copies of all material documents filed in connection with such action. 10.3.3 Recoveries. Except as otherwise agreed by the Parties in connection with a cost- sharing arrangement, any recovery as a result of any action or proceeding pursuant to this Section 10.3, whether by way of settlement or otherwise, shall first be used to reimburse AnaptysBio for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding and then, following payment in full of all such costs to the AnaptysBio, to reimburse Centessa for its reasonable documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding. Any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties (“Remainder”) shall be retained by AnaptysBio; provided, however, that any Remainder of a recovery realized by either Party as a result of any action brought and controlled by such pursuant to this Section 10.3 that is specifically attributable to Competitive Infringement of a Licensed Patent shall be retained by AnaptysBio and be included as Net Sales of Product under this Agreement. 10.4 Patent Term Extension. AnaptysBio shall have the sole discretion, after consultation with Centessa, to determine which Licensed Patents, if any, are extended with respect to any Product in the Territory pursuant to U.S. Drug Price Competition and Patent Term Restoration Act of 1984. Centessa and AnaptysBio shall each cooperate and use reasonable efforts to gain any such patent term extension in the Territory permitted under this Section 10.4. All filings for such extensions shall be made by the AnaptysBio. 10.5 Trademarks. 10.5.1 Product Trademark. AnaptysBio will, as between the Parties, have the sole right, but not the obligation, to develop a brand and promote the Products using trademarks, designs, copyrights, domain names, trade dress and trade names it determines appropriate in its sole discretion for the Products, which may vary within the Territory (each, a “Product Trademark”) and AnaptysBio shall own all right, title and interest in and to such Product Trademarks. 10.5.2 Domain Names; Websites. AnaptysBio will, as between the Parties, have the sole right, but no obligation, to select, register and maintain all domain names and websites used in connection with the Commercialization of the Products in the Field in the Territory, and AnaptysBio shall own all rights, title and interest in such product domain names and websites. Nothing herein (i) shall impact Centessa’s ownership of any domain names and websites owned, used or maintained by Centessa as at the Effective Date (“Centessa Domain”), and (ii) grants any

35 license, right of use or transfer ownership in any Centessa Domain to AnaptysBio nor imposes an obligation on Centessa to license or grant rights of use in or transfer ownership of any Centessa Domain and nor imposes any restrictions on Centessa’s ownership, use or maintenance of Centessa Domain. 10.5.3 Enforcement. AnaptysBio will, as between the Parties, have the sole right, but no obligation, to defend and enforce the Product Trademarks. 10.6 Recording of the Agreement at Registries. AnaptysBio may, at its own cost, record the license granted to it under this Agreement at the relevant registries in the Territory and Centessa shall (and shall ensure that Capella Bioscience Ltd shall) provide all reasonable assistance to enable AnaptysBio to achieve this. 11. TERMINATION 11.1 Expiration. The term of this Agreement shall begin on the Effective Date and, subject to earlier termination in accordance with this Article 11, and continue in full force and effect until the date of the last-to-expire Royalty Term for any Product (the “Term”). Following such expiration (but not termination) of this Agreement, AnaptysBio shall have a fully paid-up, non-exclusive license under the Licensed Know-How to conduct research and to Develop, Commercialize, make, have made, use, sell, offer for sale and import the Product in the Territory for use in the Field. 11.2 Termination by AnaptysBio. AnaptysBio may terminate this Agreement, in its sole discretion, upon at least ninety (90) days’ prior written notice to Centessa. 11.3 Termination for Material Breach. Either Party (the “Non-Breaching Party”) may terminate this Agreement upon written notice to the other Party (the “Breaching Party”) if such other Party has materially breached any of its obligations (including a failure to perform with respect thereto) under this Agreement and has not cured such breach within [***] after notice from the non-breaching Party requesting cure of such breach. If the breach is not non-curable, is not for non-payment, and cannot reasonably be cured with [***], then the cure period shall be extended as reasonably necessary to cure such breach; provided that the breaching Party provides the non- breaching Party with a detailed plan and timeline to cure such breach within such extended cure period, and use its commercially reasonable efforts to cure such breach in accordance with such plan. Unless the breaching Party has cured or remedied any such breach prior to the expiration of the applicable period, such termination shall become effective upon the breaching Party’s receipt of the written notice of termination. If the alleged breaching Party contests in good faith the existence or materiality of any alleged breach, or the failure to cure, during any cure period, and initiates the dispute resolution procedure in accordance with Article 14, then the non-breaching Party shall not have the right to terminate this Agreement under this Section 11.3, and the applicable cure period shall be tolled, until such dispute has been resolved in accordance with Article 14 with a determination that the breaching Party has materially breached its obligations under this Agreement. During the pendency of such dispute and the Post-Dispute Cure Period (as defined below), all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in

36 material breach of one (1) or more of its material obligations under this Agreement (an “Adverse Ruling”), then the Breaching Party shall have [***] (or such longer period as the court issuing the Adverse Ruling may specify) to complete the actions specified by the Adverse Ruling to cure such material breach, or if such compliance cannot be fully achieved within such [***] period, as soon thereafter as reasonably possible using the Breaching Party’s diligent efforts not to exceed an additional [***] (“Post-Dispute Cure Period”). In the event the Breaching Party fails to remedy such material breach during the Post-Dispute Cure Period, the Non-Breaching Party shall have the right to immediately terminate by written notice the Agreement following the expiry of the Post- Dispute Cure Period. The Parties agree that, termination pursuant to this Section 11.3 is a remedy to be invoked only if the breach cannot be adequately remedied through a combination of specific performance during the Post-Dispute Cure Period, or otherwise in a manner that the decision or order of a court of competent jurisdiction pursuant to Section 14.3 determine is fair and reasonable to the non-breaching Party, and the payment of money damages. 11.4 Termination for Insolvency. At any time before the expiration of the Royalty Term in a country, either Party may terminate the licenses granted under this Agreement together with any payment obligations with respect to activities conducted in such country if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization (other than corporate restructuring) or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such other Party consents to the involuntary bankruptcy or such petition is not dismissed within [***] after the filing thereof, or if the other Party is a party to any dissolution or liquidation proceeding of such Party, or if the other Party makes an assignment of substantially all of its assets for the benefit of creditors. 11.5 Effect of Expiration or Termination. 11.5.1 Upon termination (but not expiration) of this Agreement by either Party pursuant to Section 11.2, 11.3 or 11.4, (a) all licenses granted to AnaptysBio hereunder shall immediately terminate and be of no further force and effect, and (b) if this Agreement is terminated by Centessa , each Sublicense granted by AnaptysBio shall survive such termination and shall become a direct license by Centessa to such Sublicensee of AnaptysBio, having the same scope as such Sublicense (and no greater than the rights granted by Centessa to AnaptysBio hereunder), and on terms and conditions no less favorable to such Sublicensee than the terms and conditions of this Agreement, provided that (i) such Sublicensee is in good standing and is not in default of such Sublicense or any applicable obligations under this Agreement, and (ii) Centessa will have no obligations under such direct license beyond those expressly set forth in this Agreement. 11.5.2 Upon the effective date of expiration or termination of this Agreement, the Receiving Party shall use diligent efforts to either (a) as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the Receiving Party and confirm such destruction in writing to the Disclosing Party or (b) as soon as reasonably practicable, deliver to the Disclosing Party, at the Receiving Party’s expense, all copies of such Confidential Information in the possession of the Receiving Party, except to the extent such Confidential Information is necessary or reasonably useful to conduct surviving obligations or exercise surviving rights; provided that the Receiving Party shall be permitted to retain one (1) copy of the Disclosing Party’s

37 Confidential Information, as required by Applicable Law, or for litigation or archival purposes. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require the Receiving Party to alter, modify, delete or destroy any electronic copy of files created automatically in the ordinary course of business pursuant to the Receiving Party’s standard electronic back-up and archival procedures so long as such electronic files are (i) maintained only on centralized storage servers (and not on personal computers or devices), (ii) not readily accessible by the Receiving Party’s Representatives (other than its information technology specialists), and (iii) not otherwise accessed subsequently except with the written consent of the Disclosing Party or as required by Applicable Law or legal process. Any Confidential Information so retained under this Section 11.5.2 shall remain subject to the obligations of confidentiality and non-use set forth in Article 9 insofar as such information is retained by the Receiving Party. 11.5.3 Upon any expiration or termination of this Agreement, all obligations of the Parties under this Agreement (including without limitation AnaptysBio’s payment obligations under Article 7) shall cease except as otherwise set forth in this Section 11.5 or elsewhere in this Agreement. 11.5.4 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 9, 11, 12, 14 and 15 shall survive the expiration or termination of this Agreement. 11.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein. 11.7 Abandonment. In the event of an Abandonment, this Agreement shall be deemed terminated and all licenses granted to AnaptysBio hereunder shall immediately terminate and be of no further force and effect. [***]. 12. INDEMNIFICATION 12.1 Indemnification by AnaptysBio. AnaptysBio hereby agrees to indemnify, defend and hold Centessa and its Affiliates and their respective directors, officers, employees and agents (each, a “Centessa Indemnitee”) harmless from and against any and all liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Centessa Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: (a) the Development, use, Commercialization or other exploitation of Compound or Product by or on behalf of AnaptysBio or any of its Affiliates or Sublicensees; (b) the breach by AnaptysBio of any provision of this Agreement (including any warranty, representation, covenant or agreement made by AnaptysBio herein); or (c) the gross negligence or willful misconduct of any AnaptysBio Indemnitee; except, in each case ((a) through (c)), to the extent such Losses result from the gross negligence or willful misconduct of any Centessa Indemnitee or the breach by Centessa of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Centessa herein).

38 12.2 Indemnification by Centessa. Centessa hereby agrees to indemnify, defend and hold AnaptysBio and its Affiliates and their respective directors, officers, employees and agents (each, a “AnaptysBio Indemnitee”) harmless from and against any and all Losses to which any AnaptysBio Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: (a) the breach by Centessa of any provision of this Agreement (including any warranty, representation, covenant or agreement made by Centessa herein); or (b) the gross negligence or willful misconduct of any Centessa Indemnitee; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any AnaptysBio Indemnitee or the breach by AnaptysBio of any provision of this Agreement (including any warranty, representation, covenant or agreement made by AnaptysBio herein). 12.3 Procedure. In the event a Party (the “Indemnified Party”) seeks indemnification for any Claim under Section 12.1 or 12.2, the Indemnified Party shall: (a) inform the other Party (the “Indemnifying Party”) of such Claim as soon as reasonably practicable after it receives notice of the Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice); (b) permit the Indemnifying Party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration); and (c) cooperate as reasonably requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of the Claim. If the Indemnifying Party does not assume control of such defense within the earlier of [***] days after receiving notice of the Claim from the Indemnified Party and any court mandated deadlines relating to the defense of the Claim, the Indemnified Party may control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all reasonable and documented costs, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within [***] days after receipt of any invoice therefor from the Indemnified Party. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense shall keep the other Party advised of the status of such Claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party and its associated indemnitees (i.e., Centessa Indemnitees or AnaptysBio Indemnitees, as applicable) from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party. 13. FORCE MAJEURE Each Party shall be held excused from liability to the other Party for failure or delay in fulfilling or performing any of its obligations under this Agreement (other than payment obligations to the other Party) to the extent such failure or delay is caused by or results from unforeseeable causes beyond the reasonable control of the affected Party, including but not limited to, as applicable, fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, pandemics, endemics, strikes, lockouts or other

39 labor disturbances, acts of God or acts, omissions or delays in acting by any Governmental Authority or applicable office, division or department thereof (including any closure of suspension of suspends regular operations on or after the Effective Date due to any governmental shutdown, pandemic, epidemic or other non-regularly scheduled closure or suspension of operations), omissions or delays in performance by clinical research organizations or clinical sites that are beyond the reasonable control of such Party, or any other event similar to those enumerated above (each, a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the Force Majeure Event and provided that the affected Party has not caused such Force Majeure Event to occur. The affected Party shall (a) provide written notice of any of its failure or delay in performance due to a Force Majeure Event to the other Party within [***] Business Days after its occurrence and (b) use diligent efforts to avoid or remove such Force Majeure Event, to mitigate the effect of such Force Majeure Event and to otherwise remedy its inability to perform. All delivery dates under this Agreement that have been affected by such Force Majeure Event shall be tolled for the duration of such Force Majeure Event. 14. DISPUTE RESOLUTION 14.1 Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in Section 1.87 (for the methodology for calculating Net Sales for Combination Products), the procedures set forth in this Article 14 shall be the exclusive mechanism for resolving any dispute, controversy, or claim that may arise from time to time pursuant to, arising out of or in connection with this Agreement, including any Party’s rights or obligations hereunder or any questions regarding the formation, existence, validity, enforceability, performance, interpretation, tort, breach or termination hereof (collectively, “Disputes”) that cannot be resolved through good faith negotiation between the Parties. 14.2 Resolution by Senior Executives. In the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation. In the event that such Dispute is not resolved through such negotiation within [***] days after either Party’s request, either Party shall have the right, by written notice to the other Party, to refer the Dispute for attempted resolution by good faith negotiation between the Senior Executives within [***] days after such notice is received. If any Dispute is not resolved by the Senior Executives within the above [***] period, either Party shall have the right to seek resolution of such Dispute pursuant to Section 14.3. 14.3 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof; provided that any dispute, controversy, or claim between the Parties relating to the scope, validity, enforceability, or infringement of any Patents or other intellectual property relating to any Compound or Product shall be determined in accordance with the Applicable Law of the country or other jurisdiction in which the particular Patent or intellectual property has been filed or granted, as the case may be. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in New York, New York and the parties irrevocably consent to the personal jurisdiction and venue therein. 15. MISCELLANEOUS

40 15.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other Party shall be in writing, delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement). Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; or (b) if delivered by overnight courier, the next Business Day the overnight courier regularly makes deliveries. If to AnaptysBio: [***] If to Centessa: [***] 15.2 Assignment. Except as expressly provided hereunder, neither Party shall assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a Party may, without such consent, assign this Agreement and its rights and obligations hereunder, in whole or in part, (a) to any Affiliate of such Party, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate or (b) in connection with the transfer or sale of all or substantially all of such Party’s and its Affiliates’ business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise or (c) conditioned upon compliance with Section 2.4.4 and delivery to AnaptysBio of a Non-Disturbance Letter from the respective assignee, to its Financial Lender or a Third Party in connection with a financing that includes the granting of a security interest in or lien on the Licensed Technology or this Agreement, in connection with any such financing and following an event of default under any such financing); provided that in the case of Centessa or its successors or assignees assigning this Agreement under (a)-(c), both Centessa and each successor and assignee shall each continue to be bound by the obligations under Sections 3.2, 3.3 and 3.5 and Articles 9 and 10. The rights and obligations of each Party under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of such Party, and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 15.2. Any assignment not in accordance with this Agreement shall be void. 15.3 Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto. 15.4 Entire Agreement. This Agreement (together with all exhibits attached hereto) embodies the entire agreement between the Parties and supersedes any prior and contemporaneous representations, understandings and agreements (including the Prior CDA) between the Parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the Parties regarding the subject matter hereof that are not fully expressed herein.

41 15.5 Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction; provided that if such provision that has been rendered ineffective is essential and material to the rights or benefits received by either Party, the Parties shall negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ original intent in entering into this Agreement. 15.6 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized representative of such Party. 15.7 Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party shall assume or create, or purport to assume or create, any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Neither Party shall treat or report the relationship between the Parties as a partnership for any tax purposes, unless otherwise required by Applicable Laws. 15.8 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective indemnitees, successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. 15.9 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. The word “including” (and variations thereof) as used in this Agreement means including, without limiting the generality of any description preceding such term, and the word “or” has the inclusive meaning represented by the phrase “and/or.” The word “will” shall be construed to have the same meaning and effect as the word “shall” wherever context requires. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted

42 to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language. 15.10 Injunctive Relief. Each Party hereby acknowledges and agrees that in the event of the other Party’s actual or threatened breach of any provision of this Agreement relating to technology transfer, Confidential Information, exclusivity or intellectual property rights (including, without limitation, Sections 3.2, 3.3, 3.5, Article 9 and Article 10), the non-breaching Party may suffer an irreparable injury such that no remedy at law would adequately protect or appropriately compensate the non-breaching Party for such injury. Accordingly, each Party agrees that the non-breaching Party shall have the right to seek enforcement of this Agreement and any of such provisions by seeking an injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the non-breaching Party may have for a breach of this Agreement. 15.11 Counterparts. This Agreement may be executed in counterpart signature pages with the same effect as if both Parties had signed the same signature page. All such counterparts shall be deemed an original and shall, together with this Agreement in its entirety, constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other means of electronic signature (including DocuSign) shall have the same effect as physical delivery of the paper document bearing original signature. [Signature Page Follows]

SIGNATURE PAGE TO LICENSE AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date. ANAPTYSBIO, INC. By: /s/ Daniel Faga Name: Daniel Faga Title: President and CEO CENTESSA PHARMACEUTICALS (UK) LIMITED By: /s/ Iqbal Hussain Name: Iqbal Hussain Title: Director